Exhibit 3.4

FORE MERGER LLC

LIMITED LIABILITY COMPANY AGREEMENT

This Limited Liability Company Agreement (this “Agreement”) of Fore Merger LLC, a Delaware limited liability company (the “Company”), effective as of January 11, 2020 (the “Effective Date”) is made by Cott Holdings Inc., a Delaware corporation, the sole Member of the Company, for the purpose of setting forth the terms of the limited liability company agreement of the Company.

In consideration of the representations, warranties, covenants and agreements contained herein, Cott Holdings Inc., as sole Member of the Company, hereby agrees that, as of the Effective Date, the limited liability company agreement of the Company is set forth as follows:

ARTICLE I - FORMATION AND PURPOSE

Section 1. Organization

Cott Holdings Inc. initially formed a limited liability company known as Fore Merger LLC, a limited liability company organized under the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101, et seq., as amended from time to time (the “Act”) by causing the execution, delivery and filing of the Certificate of Formation (the “Certificate”) of the Company with the Secretary of State of Delaware effective as of January 10, 2020.

The Certificate may be restated by the Board of Managers as provided in the Act or amended by the Board of Managers with respect to the address of the registered office of the Company in the State of Delaware and the name and address of its registered agent in the State of Delaware or to make corrections required by the Act. Other additions to or amendments of the Certificate shall be authorized by the Members as provided herein. The Board of Managers shall deliver a copy of the Certificate to any Member who so requests.

Section 2. Term

The life of the Company shall be perpetual, unless sooner terminated pursuant to the provisions of this Agreement or as provided by law.

Section 3. Fiscal Year

The annual accounting period of the Company shall be its taxable, or fiscal, year. The Company’s taxable, or fiscal, year shall be selected by the Board of Managers, subject to the requirements and limitations of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, from time to time as the needs of the Company’s business require, and initially shall be the calendar year.

Section 4. Purpose

The principal business activity and purposes of the Company shall initially be to engage in any lawful business, purpose or activity permitted by the Act. The Company shall possess and may exercise all of the powers and privileges granted by the Act or which may be exercised by any person, together with any powers incidental thereto, so far as such powers or privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or the management of its business or affairs under this Agreement or the Act shall not be grounds for making its Members or any member of the Board of Managers responsible for the liabilities of the Company.

Section 5. Registered Office

The registered office of the Company shall be Registered Agent Solutions, Inc., 9 E. Loockerman Street, Suite 311, Dover, Delaware, 19901, in the county of Kent. The Company may also have offices at such other places outside the United States of America as the Board of Managers may from time to time determine or the business of the Company may require.

Section 6. Qualification in Other Jurisdictions

The Board of Managers shall cause the Company to be qualified or registered under applicable laws of any jurisdiction in which the Company transacts business and shall be authorized to execute, deliver and file any certificates and documents necessary to effect such qualification or registration, including without limitation, the appointment of agents for service of process in such jurisdictions.

ARTICLE II - UNITS

Section 1. Units

The Company is authorized to issue an unlimited number of units of membership interests (the “Units”). Each holder of Units is referred to herein as a “Member” of the Company. Fractions of a Unit may be created and issued. The rights, preferences, privileges and restrictions granted to and imposed upon the Units shall be as provided herein. The Board of Managers of the Company may, at any time and from time to time, authorize the Company to issue, or take subscriptions for, Units.

Except as otherwise provided in this Agreement, as it may be amended from time to time,

(a)	all Units are identical in all respects and entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations, and restrictions, and

(b)	the holder of each Unit shall have the right to one vote per Unit on each matter submitted to a vote of the Members.

Section 2. Certificates of Units

The ownership of Units may be evidenced by certificates or kept on the records of the Company, as determined by the Board of Managers. Such certificate shall be signed by any officer of the Company. Such signatures may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer, transfer agent or registrar at the time of its issue.

The certificates of Units of the Company shall be numbered and shall be entered in the books of the Company as they are issued. The Company shall keep a register of its Members at its principal offices (or such other location as may be required by the Act), or at any other office designated by the Board of Managers.

Each Member of the Company has the right, subject to such reasonable standards (including standards governing what information and documents are to be furnished at what time and location and at whose expense) as may be set forth herein or as may be established by the Board of Managers, to obtain copies of books and records, tax returns, Member lists, organizational documents, capital contribution statements, and other information related to the status of the business from the Company from time to time upon reasonable demand for any purpose reasonably related to the Member’s interest as a Member of the Company, but only during the Company’s normal business hours.

Section 3. Lost or Destroyed Certificates

The holder of any Units of the Company shall immediately notify the Company of any loss or destruction of any certificate issued to him. The Company may issue a new certificate in the place of any certificate theretofore issued by it alleged to have been lost or destroyed, and the Board of Managers may require the owner of the lost or destroyed certificate, or his legal representatives, to give the Company a bond in such sum as the Board of Managers may direct, and with such surety or sureties as may be satisfactory to the Board of Managers, to indemnify the Company against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.

A new certificate may be issued without requiring any bond when, in the judgment of the Board of Managers, it is proper so to do.

Section 4. Record Date

The Board of Managers may set a record date for a stated period for the purpose of making any proper determination with respect to Members, including which Members are entitled to notice of a meeting, vote at a meeting, receive a distribution, or be allotted other rights.

The record date may not be prior to the close of business on the day the record date is fixed. The record date shall not be more than sixty (60) days before the date on which the action requiring the determination will be taken. In the case of a meeting of Members, the record date shall be at least ten (10) days before the date of the meeting.

ARTICLE III - MEMBERSHIP AND TRANSFERABILITY

Section 1. Members

As of the Effective Date, the Company has 100 Units issued and outstanding and such Units are held by Cott Holdings Inc. In consequence, as of the Effective Date, Cott Holdings Inc. is the holder of 100% of the ownership interest in the profits and losses of the Company, has the right to receive any and all distributions from the Company, has the sole right to vote on and approve actions and decisions reserved to the Members under this Agreement or the Act and has the right to any and all other benefits to which Members of a limited liability company may be entitled under this Agreement or the Act.

No person may become a Member of the Company unless he, she or it holds Units, and no person who acquires a previously outstanding Unit or Units in accordance with this Agreement shall be a Member of the Company within the meaning of the Act unless such Unit or Units are acquired in compliance with the provisions of this Article III. When any person is admitted as a Member or ceases to be a Member, the Board of Managers shall prepare an Annex to this Agreement describing the then-current membership of the Company and such Annex shall not be deemed an amendment of this Agreement.

Section 2. Substitute Members

No Member shall have the right to designate an assignee of Units as a substitute Member and no assignee of Units shall have the rights, powers and obligations of a Member under this Agreement (including, without limitation, any right to vote on any matter) unless and until each Member consents to the admission of the proposed assignee as a Member or the proposed assignee receives 100% of the outstanding Units of the Company. An assignment of a Unit entitles the assignee to share in such profits and losses, to receive such distribution or distributions, and to receive such allocation of income, gain, loss, deduction, or credit or similar item to which the assignor was entitled to the extent assigned.

Section 3. Termination of Membership

A Member ceases to be a Member and to have the power to exercise any rights or powers of a Member upon assignment of all of his, her or its Units. The pledge of, or granting of, a security interest, lien or other encumbrance in or against, any or all of the Units shall, by itself, not cause the Member to cease to be a Member or cease to have the power to exercise any rights or powers of a Member.

Section 4. Transferability of Units

Subject to Section 5 of this Article III, no Member, without the prior written consent of all other Members, shall sell, assign, transfer, mortgage or pledge his, her or its Units and the Company shall not be required to recognize any such transfer until each Member consents.

Section 5. Pledge of Units

Notwithstanding anything to the contrary in this Article III, Section 18-702 or Section 18-704 of the Act or anything else in this Agreement or the Act to the contrary and without the consent of the other Members:

(a)

A Member may grant a security interest in or against any Units or any and all rights and privileges related to the Units and any and all rights or privileges under this Agreement, including, without limitation, any economic or voting or other consensual rights (“Rights”) (collectively a “Pledge”) in which a Member has an interest, and may agree to rights and remedies related to the same pursuant to one or more agreements with any person or entity, to whom the Company or any Member gives, or purports to give, a security interest (including a pledge or other encumbrance) in any assets, which may include membership interests in the Company or any other rights or interests related thereto (a “Secured Party”) (all such agreements, collectively, the “Pledge Agreement”).

(b)

A Secured Party may exercise any and all rights and remedies provided to it in a Pledge Agreement, including, without limitation, any rights to cause the transfer of Units and to exercise voting or consensual rights (with or without the transfer of Units) to the extent any such rights and remedies are provided for or granted pursuant to the Pledge Agreement.

(c)	No Pledge shall, except as otherwise provided in the Pledge Agreement:

(i)	cause any Member to cease to be, or have the power to exercise any rights or powers of, a Member; or

(ii)	impose any liability on any Secured Party solely as a result of the Pledge.

(d)

A person or entity that acquires Units or Rights from a Member pursuant to an exercise of remedies under a Pledge (an “Assignee”) may become a Member of the Company pursuant to the exercise of rights granted to the Secured Party and without the need for action or consent by any Member. An Assignee that becomes a Member of the Company shall not, except to the extent required by a non-waivable provision of applicable law or as provided in the Pledge Agreement, assume any liabilities of the predecessor Member. Without limiting the foregoing, the Assignee shall not be liable for the assignor’s obligations to make capital contributions under Section 18-502 of the Act.

Each Member hereby acknowledges and consents to the foregoing provisions and agrees to the right of any Secured Party to enforce that Secured Party’s rights and remedies under a Pledge Agreement without any further action or consent of any Members.

ARTICLE IV - MEETINGS OF MEMBERS

Section 1. Time and Place of Meetings

All meetings of the Members for the election of the Board of Managers or for any other purpose shall be held at such time and place, within or outside the United States of America, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meetings

Annual meetings of Members shall be held at such date and time as shall be designated from time to time by the Board of Managers and stated in the notice of the meeting, at which meeting the Members may elect or replace the Board of Managers, or transact such other matters as may properly be brought before the meeting. Failure to hold an annual meeting shall not have any adverse effect on the Company or its ability to conduct business.

Section 3. Notice of Annual Meetings

Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each Member entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting.

Section 4. Special Meetings

Special meetings of the Members, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate shall be called at the request in writing of a majority of the Board of Managers, or at the request in writing of Members owning a majority of the Units entitled to vote. Such request shall state the purpose or purposes of the proposed meeting and shall be delivered to the Board of Managers, which shall set the record date and the date of the special meeting.

Section 5. Notice of Special Meetings

Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting, to each Member entitled to vote at such meeting.

Section 6. Quorum

The holders of a majority of the Units issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Members for the transaction of business, except as otherwise provided by the Act or by the Certificate. The Members present at a meeting at which a quorum is present may continue to do business until the meeting is concluded, notwithstanding the withdrawal of enough Members to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the Members, the Members entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

Section 7. Action by Members

When a quorum is present at any meeting, the vote of the holders of a majority of the Units having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of this Agreement, the Act, or of the Certificate, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 8. Written Action

Any action required to be taken at any annual or special meeting of Members of the Company, or any action which may be taken at any annual or special meeting of such Members, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of Units having not less than the minimum amount that would be necessary to authorize or take such action at a meeting at which all interests in the Company entitled to vote thereon were present and voted.

ARTICLE V - MANAGERS

Section 1. Management of the Company

The business and affairs of the Company shall be managed under the direction of its board of managers (the “Board of Managers”), which may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Certificate or by this Agreement directed or required to be exercised or done by the Members.

For all purposes, the managers constituting the Board of Managers shall have the powers, duties, rights and responsibilities, and, for all statutory purposes, be deemed “Managers” in accordance with Section 18-402 of the Act. Each member of the Board of Managers shall have one vote on each matter submitted to the vote of the Board of Managers.

Except as expressly provided in this Agreement, a Member, as such, shall not take part in, or interfere in any manner with, the management, conduct or control of the business and affairs of the Company, and shall not have any right or authority to act for or bind the Company.

Section 2. Number and Term

The number of managers of the Company shall be such number as shall be designated from time to time by resolution of the Board of Managers and initially shall be two (2). Each manager (including any interim manager chosen by the Board of Managers in accordance with Section 3 of this Article V) shall be a natural person. The managers shall be elected at the annual meeting of the Members, except as provided in Section 3 of this Article V.

Thomas Harrington and Jay Wells shall be the initial managers.

Each manager elected shall serve until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any manager may be removed from the Board of Managers at any time by the vote of the holders of a majority of the Units then outstanding.

Section 3. Vacancies and New Managerships

Vacancies and newly created managerships resulting from any increase in the authorized number of managers may be filled by either (i) a vote of the holders of a majority of the Units then outstanding, or (ii) a vote of the current managers, and any manager so chosen shall hold office until the next annual election and until his or her successor is duly elected and qualified, unless sooner displaced.

Section 4. Place of Meetings

The Board of Managers may hold meetings, both regular and special, at any place within or outside the State of Delaware.

Section 5. Regular Meetings

Regular meetings of the Board of Managers may be held without notice at such time and at such place as shall from time to time be determined by the Board of Managers.

Section 6. Special Meetings

Special meetings of the Board of Managers may be called on the written request of two managers (or one manager if only one manager remains on the Board of Managers), upon providing one day’s notice to each manager personally or by telephone or electronic mail or five days’ notice by U.S. mail. A manager shall waive failure to give notice, if such manager shall attend or otherwise participate in such meeting. Notice of any meeting may be waived by means of a written instrument, including by electronic transmission that may be printed on paper, to such effect executed and delivered by the waiving member to the Board of Managers either prior to or after such meeting.

Section 7. Quorum

At all meetings of the Board of Managers, a majority of the managers then in office shall constitute a quorum for the transaction of business, and the act of the majority of the managers present at any meeting at which there is a quorum shall be the act of the Board of Managers. If a quorum shall not be present at any meeting of the Board of Managers, the managers present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 8. Unanimous Written Consent

Any action required or permitted to be taken at any meeting of the Board of Managers may be taken without a meeting if all managers then in office shall execute a unanimous written consent taking such action.

Section 9. Participation in Meetings by Conference Telephone

Managers may participate in meetings of the Board of Managers either in person or by means of conference telephone or similar communications equipment by which all persons participating can hear each other.

Section 10. Committees of Managers

The Board of Managers may designate one or more committees, each committee to consist of one or more of the managers of the Company. The Board of Managers may designate one or more managers as alternate members of any committee, who may replace any absent or disqualified members at any meeting of the committee.

Any such committee, to the extent provided in the resolution of the Board of Managers or in this Agreement, shall have and may exercise all of the powers and authority of the Board of Managers, but no such committee shall have the power or authority in reference to the following matters:

(i)	approving or adopting, or recommending to the Members, any action or matter expressly required by the Act to be submitted to Members for approval; and

(ii)	adopting, amending or repealing any provision of the Company’s Certificate or this Agreement.

Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Managers. The provisions of Sections 4 through 9 of this Article V shall also apply to meetings of each committee as if the references in such provisions to the Board of Managers were instead references to such committee. Each committee shall keep regular minutes of its meetings and report the same to the Board of Managers when requested.

Section 11. Compensation of Managers

Each manager shall be entitled to receive such compensation, if any, as may from time to time be fixed by the Board of Managers. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Managers may also be reimbursed by the Company for all reasonable expenses incurred in traveling to and from the place of each meeting of the Board of Managers or of any such committee or otherwise incurred in the performance of their duties as managers. No payment referred to herein shall preclude any manager from serving the Company in any other capacity and receiving compensation therefor.

ARTICLE VI - NOTICES

Section 1. Generally

Whenever, under the provisions of the Certificate, this Agreement or the Act, notice is required to be given to any manager or Member, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such manager or Member, at such manager’s or Member’s address as it appears on the records of the Company, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to managers may also be given by facsimile or telephone.

Section 2. Waiver

Whenever any notice is required to be given under the Certificate, this Agreement or the Act, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VII - OFFICERS AND REPRESENTATIVES

Section 1. Generally

The Board of Managers may at any time and from time to time appoint one or more persons who shall be referred to as “officers” or “representatives” of the Company to perform certain duties on behalf of the Company. Each officer and representative shall hold office until his or her successor shall be duly appointed and qualified for such office, until his or her death, until he or she resigns or until he or she shall have been removed as provided by the provisions of this Agreement. The initial officers of the Company shall be as set forth below.

Thomas Harrington Jay Wells Marni Morgan Poe Shane Perkey Jason Ausher Michael James	President Chief Financial and Administrative Officer Chief Legal Officer and Secretary Treasurer Chief Accounting Officer Assistant Secretary

Section 2. Removal

Any officer or representative appointed by the Board of Managers may be removed at any time by the affirmative vote of the managers.

Section 3. Authorities and Duties

The officers and representatives of the Company shall have such authority and shall perform such duties, if any, as may be specified by the Board of Managers from time to time or as is customary for an officer or representative of such type for a corporation.

ARTICLE VIII - INDEMNIFICATION

Section 1. Limitation of Liability

Except as otherwise expressly provided by the Act,

(a)	the debts, obligations and liabilities of the Company whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and

(b)

no Member, manager, officer, representative, agent or employee of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, manager, officer, representative, agent or employee of the Company.

Section 2. Exculpation

No Member, manager, officer, representative, agent or employee of the Company shall be liable to the Company or any other Member, manager, officer, representative, agent or employee of the Company for any loss, damage or claim incurred by reason of any act or omission of such Member, manager, officer, representative, agent or employee of the Company, except to the extent that such act or omission involved such person’s fraud, gross negligence or willful misconduct.

Section 3. Indemnification

The Company shall, to the fullest extent permitted by the Act, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he, she or it is or was, or has agreed to become, a Member, manager, officer, representative or employee of the Company, or is or was serving, or has agreed to serve, at the request of the Company, as a manager, manager, officer, representative, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted by an Indemnitee in his, her or its capacity as a Member, manager, officer, representative or employee of the Company, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of an Indemnitee in connection with such action, suit or proceeding and any appeal therefrom.

Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise. The right to indemnification conferred by this Article VIII shall be deemed to be a contract between the Company and each person referred to herein. The Company may, but shall not be obligated to, maintain insurance, at its expense, for its benefit in respect of such indemnification and that of any such person whether or not the Company would otherwise have the power to indemnify such person.

Section 4. Advances

Any person claiming indemnification within the scope of this Article VIII shall be entitled to advances from the Company for payment of the expenses of defending actions against such person in the manner and to the full extent permissible under Delaware law.

Section 5. Procedure

On the request of any person requesting indemnification under this Article VIII, the Board of Managers or a committee thereof shall determine whether such indemnification is permissible or such determination shall be made by independent legal counsel if the Board of Managers or such committee so directs or if the Board of Managers or such committee is not empowered by statute to make such determination.

Section 6. Other Rights

The indemnification and advancement of expenses provided by this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of Members or disinterested managers or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a manager, officer or representative and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 7. Modification

No amendment or repeal of any provision of this Article VIII shall alter, to the detriment of an Indemnitee, the right of such Indemnitee to the advancement of expenses or indemnification hereunder related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

ARTICLE IX - DISTRIBUTIONS

Section 1. Distributions

Distributions, if any, upon the Units may be declared by the managers at any regular or special meeting, subject to the Certificate, this Agreement and the Act.

Subject to applicable law, distributions may only be declared and paid out of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Managers may determine.

Any such distribution shall be made to the holders of the Units at the time of the declaration pro rata in proportion to the number of Units held by each Member.

Section 2. Reserves

Before payment of any distribution, there may be set aside out of any funds of the Company available for distribution such sum or sums as the Board of Managers, from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies or for working capital, capital expenditures or operating expenses, or for equalizing distributions, or for repairing or maintaining any property, or for such other purpose as the Board of Managers shall deem necessary or advisable, and the Board of Managers may modify or abolish any such reserve in the manner in which it was created.

Section 3. Distributions Upon Dissolution of the Company

Upon dissolution of the Company, the Board of Managers shall take full account of the Company’s assets and liabilities, shall liquidate the assets as promptly as is consistent with obtaining fair value therefor, and shall apply and distribute the proceeds in the following order of priority:

(i)	First, to the payment and discharge of all of the Company’s debts, liabilities, and obligations, including the establishment of necessary reserves; and

(ii)	Second, to the holders of the Units pro rata in proportion to the number of Units held by each Member.

Section 4. Limitations on Distributions

Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of its Units if such distribution would violate Section 18-607 of the Act or other applicable law.

ARTICLE X - ACCOUNTING

The books of account of the Company shall be kept at such location as shall be determined by the Board of Managers from time to time.

ARTICLE XI - TAXES

Within ninety (90) days after the end of each fiscal year, the Company will cause to be delivered to the holders of Units such information, if any, with respect to the Company as may be necessary for the preparation of their federal, state, or local income tax or information returns, including a statement showing the Company’s income, gain, loss, deduction, and credits for the fiscal year.

ARTICLE XII - BANK ACCOUNT AND EXECUTION OF INSTRUMENTS

Section 1. Corporate Contracts and Instruments

The Board of Managers, except as otherwise provided herein, may authorize any officer or officers, or representative or representatives, to enter into any contract or execute any instrument in the name of and on behalf of the Company.

Without limiting the generality of the foregoing, checks or demands for money and notes of the Company shall be signed by such officer or officers or such representative or representatives as the Board of Managers may from time to time designate.

Section 2. Bank Accounts

The Board of Managers shall determine the institution or institutions at which the banks accounts or accounts of the Company will be opened and maintained, the types of accounts, and the persons who will have authority with respect to the accounts and funds therein.

All checks, drafts, bills of exchange, acceptances, bonds, endorsements, notes or other obligations, or evidences of indebtedness of the Company, and all deeds, mortgages, indentures, bills of sale, conveyances, endorsements, assignments, transfers, stock powers or other instruments of transfer, contracts, agreements, dividend or other orders, powers of attorney, proxies, waivers, consents, returns, reports, certificates, demands, notices or documents, and other instruments or rights of any nature, may be signed, executed, verified, acknowledged and delivered by such persons (whether or not representatives or employees of the Company) and in such manners as from time to time may be determined by the Board of Managers.

ARTICLE XIII - GENERAL PROVISIONS

Section 1. Rights of Creditors and Third Parties

This Agreement is entered into solely to govern the operation of the Company. This Agreement is expressly not intended for the benefit of any creditor of the Company or any other person.

Section 2. Entire Agreement

This Agreement constitutes the entire agreement of the Members and the Board of Managers relating to the Company and supersedes all prior contracts or agreements with respect to the Company, whether oral or written.

Section 3. Consent to Jurisdiction

The parties to this Agreement thereby consent to the non-exclusive jurisdiction of the courts of the State of Delaware in connection with any matter or dispute arising under this Agreement or between them regarding the affairs of the Company.

Section 4. Binding Effect

This Agreement is binding on and inures to the benefit of the parties and their respective heirs, legal representatives, successors, assigns and transferees. If a Member which is not a natural person is dissolved or terminated, the successor of such Member shall be bound by the provisions of this Agreement.

Section 5. Governing Law; Severability

This Agreement is governed by and shall be construed in accordance with the law of the State of Delaware, exclusive of its conflict-of-laws principles. In the event of a conflict between the provisions of this Agreement and any provision of the Certificate or the Act, the applicable provision of this Agreement shall control, to the extent permitted by law. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision shall be enforced to the fullest extent permitted by law.

Section 6. Waiver of Certain Rights

Each Member irrevocably waives any right it may have to maintain any action for dissolution of the Company, for an accounting, for appointment of a liquidator, or for partition of the property of the Company. The failure of any Member to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such Member’s right to demand strict compliance herewith in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder, shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

Section 7. Notice to Members of Provisions of this Agreement

By executing this Agreement, each Member acknowledges that such Member has actual notice of all of the provisions of this Agreement. Each Member hereby agrees that this Agreement constitutes adequate notice of all such provisions, and each Member hereby waives any requirement that any further notice thereunder be given.

Section 8. Interpretation

Titles or captions of Articles and Sections contained in this Agreement are inserted as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

Section 9. Counterparts

This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document, and all counterparts shall be construed together and shall constitute the same instrument.

ARTICLE XIV - AMENDMENTS

Except as otherwise provided the Act or the Certificate, this Agreement may be altered, amended or repealed, or a new operating agreement may be adopted, only by the affirmative vote of the holders of a majority of the then outstanding Units.

IN WITNESS WHEREOF, the undersigned has caused this Limited Liability Company Agreement to be duly executed and delivered as of the date and year first above written.

COTT HOLDINGS INC., as sole Member

By:	/s/ Marni Morgan Poe
Name: Marni Morgan Poe
Title: Chief Legal Officer

[Signature Page to LLC Agreement – Fore Merger LLC]